EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Form S-8 of Sandy Spring Bancorp, Inc. of our report, dated February 2, 2001, relating to the consolidated balance sheets of Sandy Spring Bancorp, Inc. as of December 31, 2000 and 1999, and the related consolidated statements of income, cash flows, and changes in stockholders' equity for the years ended December 31, 2000, 1999 and 1998, which report appears on page 42 of the 2000 Sandy Spring Bancorp, Inc. 2000 Annual Report on Form 10-K.

                                                 /s/ STEGMAN & COMPANY



Baltimore, Maryland
June 12, 2001